GENERAL MOTORS ACCEPTANCE CORPORATION

                                 $8,000,000,000

                                  SMARTNOTESSM

             DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                             SELLING AGENT AGREEMENT

                                                  May 22, 2001


Dear  Ladies and Gentlemen:

     General Motors Acceptance Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to $8,000,000,000 aggregate principal amount of its SmartNotesSM Due from Nine Months to Thirty Years from Date of Issue (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of September 24, 1996, as supplemented from time to time, between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture"). The terms of the Notes are described in the Prospectus referred to below.

     Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement"), the Company hereby (1) appoints you as agent of the Company ("Agent") for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, but the Company reserves the right to sell Notes directly on its own behalf and, after consultation with ABN AMRO Financial Services, Inc. (the "Purchasing Agent"), the Company reserves the right to enter into agreements substantially identical hereto with other agents and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement relating to such sale in accordance with the provisions of Section V hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Notes as principal for resale to others.

                                       I.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement No. XXX-XXXXX relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Such registration statement and the prospectus filed pursuant to Rule 424 under the Securities Act, including all documents incorporated therein by reference, as from time to time amended or supplemented, including any Pricing Supplement, are referred to herein as the "Registration Statement" and the "Prospectus," respectively.

                                       II.

     Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the "Commencement Date"):

     (a)(i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and you shall have received on the Commencement Date a certificate dated such Commencement Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

     (b) You shall have received a favorable opinion of Martin I. Darvick, Esquire, Assistant General Counsel ("Counsel") of the Company, dated such Commencement Date, to the effect that (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification; (ii) the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid, binding and enforceable agreement of the Company and has been duly qualified under the Trust Indenture Act; (iii) the issuance and sale of the Notes has been duly authorized and the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers, will be entitled to the benefits of the Indenture and will be legal, valid, binding and enforceable obligations of the Company; (iv) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid, binding and enforceable obligation of the Company; provided that Counsel's opinions in (ii), (iii) and (iv) hereof are subject as to enforcement to the laws of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and that rights to indemnity hereunder may be limited by applicable law in the United States; (v) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States is required on the part of the Company for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with this Agreement other than the registration of the Notes under the Securities Act, qualification of the Indenture under the Trust Indenture Act and compliance with the securities or Blue Sky laws of various jurisdictions;
(vi) the execution and delivery of the Indenture, the issuance of the Notes in accordance with the Indenture and the sale of the Notes pursuant to this Agreement do not and will not contravene any provision of applicable law or result in any violation by the Company of any of the terms or provisions of the Restated Organization Certificate or By-Laws of the Company, or any indenture, mortgage or other agreement or instrument known to Counsel by which the Company is bound; (vii) the statements in the Prospectus under "Description of Notes" and "Plan of Distribution," insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings; and (viii) Counsel
(1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") (except as to financial statements contained therein, as to which Counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder, (2) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which Counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the rules and regulations thereunder and (3) to the best of Counsel's knowledge (except for the financial statements contained therein, as to which Counsel need not express any belief) the Registration Statement and the Prospectus, as amended or supplemented, filed with the Commission pursuant to the Securities Act together with the information incorporated therein, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that with respect to (viii) above, Counsel may state that his opinion is based upon the participation by one or more attorneys, who are members of his staff and report to him and who participated in the preparation of the Registration Statement and the Prospectus and the information incorporated therein by reference and review and discussion of the contents thereof and upon his general review and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Company and its auditors, but is without independent check or verification except as stated therein.

     (c) You shall have received on the Commencement Date a letter dated the Commencement Date from Deloitte & Touche LLP, independent auditors, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

     (d) You shall have received a favorable opinion of Davis Polk & Wardwell, counsel for the Agents, dated such Commencement Date, to the effect set forth in clauses (ii), (iii), (iv), (vii) and (viii)(2) and (3) of Section II(b).

     The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement (as defined in Section V hereof) are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and (iii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date. Further, only if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clauses (a), as it relates to the executive officer's certificate, and clauses
(b), (c) and (d) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                      III.

     In further consideration of your agreements herein contained, the Company covenants as follows:

     (a) To furnish to you, without charge, a copy of (i) the Indenture, (ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and sale of the Notes, certified by the Secretary or Assistant Secretary of the Company as having been duly adopted,
(iii) the Registration Statement including exhibits and materials incorporated by reference therein and (iv) as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

     (b) Before amending or supplementing the Registration Statement or the Prospectus (other than amendments or supplements to change interest rates), to furnish you a copy of each such proposed amendment or supplement.

     (c) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the latest Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will
(A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

     (d) To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Notes for investment under the laws of such jurisdictions as you may designate, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

     (e) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

     (f) To use its reasonable efforts, in cooperation with the Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a "Stock Exchange"), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.



                                       IV.

     (a) You propose to solicit purchases of the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

     You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Unless otherwise agreed between the Company and the Purchasing Agent, the Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes pursuant to a Terms Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note sold as set forth in Exhibit A hereto (the "Concession"); provided, however, that the Concession shall not exceed the amounts set forth in the Prospectus. The Purchasing Agent and the other Agents will share the above-mentioned Concession in such proportions as they and the Company may agree.

     Unless otherwise authorized by the Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a "Zero-Coupon Note"). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. The actual purchase price paid by investors for any Note shall be determined by prevailing market prices at the time of purchase. Such purchase price shall be set forth in the confirmation statement of the Selling Group member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

     (b) Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

     (c) You are aware that other than registering the Notes under the Securities Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. Neither the Company nor any other Agent shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company or the other Agents. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes.

     (d)  GMAC  shall  be   responsible   for  the   contents   of  its  website
www.SmartNotes.com.



                                       V.

     Each sale of Notes shall be made in accordance with the terms of this Agreement and a separate agreement to be entered into which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a "Terms Agreement". A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a Survivor's Option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. In connection with the resale of the Notes purchased, without the consent of the Company you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company. Terms Agreements, each of which shall be substantially in the form of Exhibit C hereto, or as otherwise agreed to between the Company and the Purchasing Agent, may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

                                       VI.

     The Company represents and warrants to the Agents that as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Prospectus is amended or supplemented: (i) each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, or will comply, in all material respects with such Act and the rules and regulations thereunder; (ii) the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Notes, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each Prospectus, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (iv) the Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (v) the Registration Statement and each Prospectus relating to the Notes do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) that (a) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (b) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date; (vii) no authorization, consent or approval of, or registration or filing with, any governmental or public body or regulatory authority in the United States is required on the part of the Company for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with this Agreement other than the registration of the Notes under the Securities Act, qualification of the Indenture under the Trust Indenture Act and compliance with the securities or Blue Sky laws of various jurisdictions; and (viii) the execution and delivery of the Indenture, the issuance of the Notes in accordance with the Indenture and the sale of the Notes pursuant to this Agreement do not and will not contravene any provision of applicable law or result in any violation by the Company of any of the terms or provisions of the Certificate of Incorporation or By-Laws of the Company, or any indenture, mortgage or other agreement or instrument by which the Company is bound. The above representations and warranties shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

     Each time the Registration Statement shall be amended by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing , or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under Section II(b), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of Deloitte & Touche LLP, independent auditors, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under
Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

                                      VII.

     The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person's officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided: (i) that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by you to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and (ii) that the Company shall not be liable to you or any person controlling you with respect to the Prospectus to the extent any such loss, liability, cost, action or claim to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to you.

     Each Agent (including the Purchasing Agent) severally agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act), the Company, and the Company's and such person's officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus entitled "Plan of Distribution" or any amendment or supplement thereto in reliance on and in conformity with written information furnished to the Company by you expressly for use therein.

     Each Agent (including the Purchasing Agent) severally agrees to indemnify and hold harmless the Company, the Purchasing Agent, each director and officer of the Company or of the Purchasing Agent, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act) the Company against any and all losses, claims, damages, liabilities, expenses, actions and demands to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim, action or demand) under the law of any jurisdiction or which may be made against them arising out of, or in connection with the breach of such Agent (including the Purchasing Agent) of any of the terms, conditions, agreements and representations of Section IV of the Agreement.

     If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     The indemnity agreements contained in this Section VII and the representations and warranties of the Company and you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any of the Notes.

                                      VIII.

     Except as provided in Section V hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

                                       IX.

     This Agreement shall be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

     Unless specifically set forth in a Terms Agreement, a Terms Agreement shall not be subject to termination. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any Terms Agreement shall not require termination of this Agreement.

     If this Agreement is terminated, the last sentence of the second paragraph of Section IV(a), Section III(c), (d) and (e), Section VII, and the first paragraph of Section XIV shall survive; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), Section IV(b) and
Section V shall also survive until time of delivery.

                                       X.

     Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at 3044 West Grand Boulevard, Detroit, Michigan 48202, telex number 425543 or telecopier number 313-974-1244, marked for the attention of the Secretary. All such notices shall be effective on receipt.

                                       XI.

     This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                      XII.

     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum. XIII.

     If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                                      XIV.

     The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) the reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents (including "Blue Sky" fees and disbursements; (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and (vii) any fees charged by rating agencies for the rating of the Notes.

     This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.






                                       Very truly yours,

                                       GENERAL MOTORS ACCEPTANCE CORPORATION

                                       By:_________________________________

                                       Title:________________________________








Confirmed and accepted
as of the date first above
written:

                                    EXHIBIT A



                                  SMARTNOTESSM
                                      GMAC
                              DEALER AGENT PROGRAM


The following Concessions are payable as a percentage of the non-discounted Price to Public of each Note sold through the Purchasing Agent.

9 months to less than 23 months . . . . . . . . .  0.200%
23 months to less than 35 months. . . . . . . . .  0.400%
35 months to less than 47 months. . . . . . . . .  0.625%
47 months to less than 59 months. . . . . . . . .  0.750%
59 months to less than 71 months. . . . . . . . .  1.000%
71 months to less than 83 months. . . . . . . . .  1.100%
83 months to less than 95 months. . . . . . . . .  1.200%
95 months to less than 107 months . . . . . . . .  1.300%
107 months to less than 119 months. . . . . . . .  1.400%
119 months to less than 131 months. . . . . . . .  1.500%
131 months to less than 143 months. . . . . . . .  1.600%
143 months to less than 179 months. . . . . . . .  1.750%
179 months to less than 239 months  . . . . . . .  2.000%
239 months to 360 months. . . . . . . . . . . . .  2.500%

                                    EXHIBIT B


                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                 $8,000,000,000
                                  SMARTNOTESSM
             DUE FROM NINE MONTHS TO THIRTY YEARS FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES


SmartNotesSM, Due from Nine Months to Thirty Years from Date of Issue are offered on a continuing basis by General Motors Acceptance Corporation. The Notes will be offered by ABN AMRO Financial Services, Inc. (the "Purchasing Agent"), A.G. Edwards & Sons, Inc., Edward Jones & Co., L.P., Fidelity Capital Markets, a division of National Financial Services LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Prudential Securities, Salomon Smith Barney, Charles Schwab & Co., Inc., and UBS Paine Webber Inc.(collectively, the "Agents") pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the "Selling Agreement") and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit C (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the "Selling Group") for distribution to their customers pursuant to a Master Selected Dealer Agreement (a "Dealer Agreement") attached hereto substantially in the representative form of Exhibit E. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will be unsecured and unsubordinated debt and have been registered with the Securities and Exchange Commission (the "Commission"). The Chase
Manhattan Bank is the trustee (the "Trustee") under an Indenture dated as of September 24, 1996, as amended from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, The Chase Manhattan Bank also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry form ("Notes") and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for the Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Company by its Borrowings Department; accountable document control and record-keeping responsibilities will be performed by its Comptroller's Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth in herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreements or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling Agent Agreements and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.

                       Administrative Procedures for Notes

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated September 24, 1996, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated March 10, 1989, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then-applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:     Each  Note  will   mature  on  a  date  (the

                "Maturity Date") not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with
                its  terms,  whether at its Maturity   Date   or   by
                declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:       All Notes having the same terms will be  represented  initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

                All Discount Notes which have the same terms (collectively, the "Zero-Coupon Terms") will be represented initially by a single Global Certificate in fully registered form without coupons.

                Each Global Note will bear an original issue date  (the
                "Original   Issue  Date").   The Original  Issue Date  shall
                remain the same for  all  Notes  subsequently   issued  upon
                transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification
Numbers: The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's") one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:   Unless  otherwise  specified by DTC,  Global Notes will be issued only in fully  registered form without  coupons.  Each
                Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:      Transfers of interests in a Global Note will be accomplished by book entries made by DTC and,  in  turn, by Participants (and
                in certain   cases,   one  or   more   indirect participants in
                DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:      The  Trustee,  at the  Company's  request,  may  deliver  to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent
                Notes having the same terms or (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the Issuing
                Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $400,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $400,000,000 of principal or face amount of the exchanged Global
                Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See "Denominations" below).

Denominations:  Notes will be issued in denominations  of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $400,000,000. If one or more Notes having an aggregate principal or face amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each $400,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:    Unless otherwise specified in an applicable Pricing Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:       General.  Each Note will bear interest at a fixed rate,  which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest
                Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment
                Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

                Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's
                Corporation, which  will  use  the   message  to  include
                certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                Each  Note  will  bear   interest  from  and including  its
                Issue  Date at the  rate per annum   set   forth   thereon   and
                in  the applicable   Pricing  Supplement  until  the principal
                amount  thereof is paid,  or made available  for  payment, in
                full.  Unless otherwise   specified   in  the   applicable
                Pricing Supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of  redemption  or  repayment  if a
                Note  is repurchased by the Company prior to maturity
                pursuant to mandatory or optional redemption provisions or the
                Survivor's   Option). Interest  will be  payable  to the person
                in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment
                Date; provided,   however,   interest  payable  at Maturity,
                on a  date  of  redemption  or in connection   with   the
                exercise   of  the Survivor's  Option  will be  payable  to the
                person to whom principal shall be payable.

                Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an
                offer to  purchase   has  been   accepted  by  the Company.

                The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest
                payments,   the  Interest  Payment Dates  shall  be the
                fifteenth  day of each third  month  (or the  next  Business
                Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in
                the sixth succeeding   calendar  month  following  the month in
                which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurred, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

                Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation
of Interest:    Interest on the Notes  (including interest for partial periods)
                will be calculated on the basis of a 360-day year of twelve
                30-day months.  (Examples of interest calculations are as
                follows: October 1, 2001 to April 1, 2002 equals 6 months and
                0 days, or  180  days;   the  interest  paid  equals 180/360
                times the annual rate of interest times the principal amount of the Note. The period from December 3, 2001 to April 1,
                2002 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:   "Business Day" means,  unless otherwise specified in the
                applicable Pricing Supplement,  any day,  other than a Saturday
                or   Sunday,   that   meets  the   following applicable
                requirement:  such  day is not a day  on  which  banking
                institutions   are authorized or required by law, regulation or
                executive  order to be closed in the City of New York.

Payments of
Principal and
Interest:       Payments of Principal  and  Interest.  Promptly  after each
                Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest
                Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment
                Date.

                Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

                Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The
                Company  will make such   payment  on  such  Global   Notes  by
                instructing the Trustee to withdraw funds from an account maintained by the Company with The Chase Manhattan Bank, by wire transfer to The Chase Manhattan Bank or as otherwise
                agreed  with  the  Trustee.   The Company will confirm  such
                instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in
                funds  available  for immediate use  by  DTC,   each  payment
                of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance
                with  existing   arrangements   between  the Trustee  and DTC.
                Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such
                amounts   in  funds   available   for immediate use to the
                respective Participants with  payments in amounts  proportionate
                to their   respective   holdings  in  principal amount of
                beneficial interest in such Global Note  as  are  recorded  in
                the  book-entry system   maintained  by  DTC.   Neither  the
                Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for
                forwarding   payments  and materials  directly to the beneficial
                owner of such Note.

Procedure for
Rate Setting
and Posting:    The  Company  and the  Purchasing  Agent will  discuss,  from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Purchasing Agent of the prices and interest rates to be posted. The Purchasing Agent in turn will advise the Agents and Selling Group Members.

                The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and
                notify the Trustee   and   Purchasing   Agent  of  said
                assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of
Notes:          In the  event  that  there  is a Posting, the Purchasing Agent
                will communicate   to  each  of  the  Agents  and Selling Group
                members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Purchase of
Notes by the
Purchasing
Agent: The Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the day on which such Posting occurs, or if such sixth day is not a day on which commercial banks in New York City are not required or authorized to be in operation (not a "Business Day"), on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance
and Rejection
of Orders:      Unless  otherwise  agreed  by  the Company and the Agents, the
                Company has the sole  right to  accept  orders  to  purchase
                Notes and may reject any such order in whole or in part.  Unless
                otherwise  instructed by the  Company,   the  Purchasing  Agent
                will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

                Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent
                or  (ii)   inform   the Purchasing  Agent that its offer to
                purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Preparation
of Pricing
Supplement:     If any  offer to  purchase  a Note is  accepted  by or on behalf of the Company, the Company will  provide a Pricing  Supplement
                (substantially  in the form attached to the Selling Agent
                Agreement as Exhibit D) reflecting the terms of such Note and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent and one copy to the Trustee.
                The Purchasing Agent will cause a Prospectus and Pricing
                Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will pursuant to the terms of the Selling Agent
                Agreement and the Master Selected Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

                In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Delivery of
Confirmation and
Prospectus to
Purchaser by
Presenting
Agent: Subject to "Suspension of Solicitation, Amendment or Supplement" below, the Agents will deliver a Prospectus and Pricing Supplement as herein described with respect to each Note sold by it.

                For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the terms of such Note and other
                applicable   details described  above and delivery  and  payment
                instructions. In addition, the Purchasing Agent will deliver to such purchaser the Prospectus (including the Pricing Supplement) in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:     The receipt of immediately  available  funds by the Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute
                "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three Business
                Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement
Procedures:     In the event of a  purchase of Notes by any Agent, as principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms
                Agreement to be entered into between such Agent and the Company pursuant to the Agreement. Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

               A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                    1.   Principal amount of the purchase;

                    2.   Interest Rate;

                    3.   Interest Payment Dates;

                    4.   Settlement Date;

                    5.   Maturity Date;

                    6.   Purchase Price;

                    7.   Purchasing  Agent's commission  determined  pursuant to
                         Section IV(a) of the Selling Agent Agreement;

                    8.   Net proceeds to the Company;

                    9.   Trade Date;

                    10. If a Note is redeemable by the Company, such of the following as are applicable:

                            (i) The date on and after which such Note may be redeemed (the "Redemption Commencement Date"),

                            (ii) Initial redemption price (% of par), and

                            (iii)Amount (% of par)  that the  initial redemption
                                 price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

                    11.  Whether the Note has the Survivor's Option;

                    12. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;

                    13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

                    14. Such other terms as are necessary to complete the applicable form of Note.

               B. The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such
                    Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and
                    (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

               C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                    1. The information received in accordance with Settlement Procedure "A".

                    2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

                    3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

                    4. The CUSIP number of the Global Note representing such Notes.

                    5.   The frequency of interest.

                    6. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

               D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

               E.   The  Trustee  will   complete  and  deliver  a  Global  Note
                    representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

               F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

               G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and
                    (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

               H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to
                    (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

               I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

               J. The Trustee will credit to an account of the Company maintained at The Chase Manhattan Bank funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

               K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

               L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

               M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:      In the event of a  purchase of Notes by the Purchasing Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable
                Terms  Agreement  to be  entered into  between the  Purchasing
                Agent and the Company pursuant to the Selling Agent Agreement.

                For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
                Procedure    Time

                A            4:00 p.m. on the Trade Day.
                B            5:00 p.m. on the Trade Day.
                C            2:00 p.m. on the Business Day before the Settlement
                                       Date.
                D            10:00 a.m. on the Settlement Date.
                E            12:00 p.m. on the Settlement Date.
                F            12:30 a.m. on the Settlement Date.
                G-H          2:00 p.m. on the Settlement Date.
                I            4:45 p.m. on the Settlement Date.
                J-L          5:00 p.m. on the Settlement Date.
                M            Weekly or at the request of the Company.

                NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Notes having the same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any
                Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:   Each  time  a  decision  has  been reached to change  rates, the Company will promptly advise the Purchasing Agent of the new rates, who will forthwith advise the Agents and Selling
                Group Members and will suspend solicitation of purchases of Notes at the prior rates. The Purchasing Agent may telephone the Company with recommendations as to the changed interest rates.

Suspension of
Solicitation,
Amendment or
Supplement:     Subject  to the  Company's  representations, warranties  and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

                In the  event  that at the time the  Company suspends
                solicitation  of  purchases  there shall   be  any   orders
                outstanding   for settlement, the Company will promptly advise
                the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to
Risk Funds:     Nothing  herein  shall be  deemed to require  the  Trustee  to risk or expend its own funds in connection  with any payment to
                the   Company,   or   the   Agents   or  the purchasers,   it
                being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising
Costs: The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company. The Company agrees, with prior written approval in each instance, that the Purchasing Agent may utilize the Company's name, logo and service mark to identify the Company as a member of the Direct Access Notes Program in the Purchasing Agent's general materials and marketing objectives relating to the Direct Access Notes Program.

                                    EXHIBIT C

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                  SMARTNOTESSM

                                 TERMS AGREEMENT


                                                         , 200_


General Motors Acceptance Corporation
200 Renaissance Center
MC:  482-B12-C24
Detroit, Michigan 48265-2000
Attention:  U.S. Borrowings

     The undersigned agrees to purchase [as Principal] [as Agent] the following aggregate principal amount of Notes: $

     The terms of such Notes shall be as follows:

CUSIP Number:  _______
Interest Rate:   %
              ---
Maturity Date:
              ----------------
Price to Public:
                ------------
Agent's Concession:   %
                   ---
Settlement Date, Time
            and Place:
                      ------------------
Survivor's Option:_________
Interest Payment Dates:
                       -----------
Optional Redemption, if any:  ______
            Initial Redemption Date:  ___________
            Redemption Price:  Initially __% of Principal Amount and declining
            by __% of the    Principal Amount on each anniversary of the Initial
            Redemption Date until the Redemption Price is 100% of the Principal Amount.

[Any other terms and conditions agreed
to by such Agent and the Company]


                                              ABN AMRO Financial Services, Inc.

                                              By:_______________________

                                              Title:______________________
ACCEPTED:

GENERAL MOTORS ACCEPTANCE CORPORATION


By:______________________________

Title:_____________________________



                                                                                                              Exhibit D
                                                                                             Form of Pricing Supplement






Pricing Supplement No.                                                                                      Trade Date:
------------------------------------------------------
(To Prospectus dated )                                                                                      Issue Date:
The date of this Pricing Supplement is (date)

---------------------- --------------- ------------- ---------- -------------- ---------------- ------------ -----------------------

          CUSIP             Stated                                                                                   Subject to
           or              Interest       Maturity   Price                          Payment     Survivor's           Redemption
       Common Code            Rate                   toPublic       Selling        Frequency    Option            Date and terms of
                                                     (1)           Concession                   (Yes/No)             redemption

---------------------- --------------- ------------- ---------- -------------- ---------------- ------------ -----------------------



-----------------------------

(1) Actual Price to Public may be less, and will be determined by prevailing market prices at the time of purchase as set forth in the confirmation statement.

{For Zero Coupon Notes} The yield to maturity for this Zero Coupon Notes is dependent on the purchase price as determined by prevailing market prices at the time of purchase. See confirmation statement for exact price and yield figures.

{For Original Issue Discount Notes} This Note is issued with original issue discount and is subject to the tax provisions governing such debt instruments.
See the prospectus for detailed discussion of such provisions.







                                    EXHIBIT E



             Representative Form of Master Selected Dealer Agreement


[Name of Broker-Dealer]
[Broker-Dealer's Address]


Dear Selected Dealer:

     In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.


     1. Applicability of this Agreement. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein ABN AMRO Financial Services, Inc. (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected broker-dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.


     2. Conditions of Offering; Acceptance and Purchases. Any Offering will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in
Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to ABN AMRO Financial Services, Inc., 327 Plaza Real, Suite 225, Boca Raton, Florida 33432 (Telecopy: (561) 416-6180). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one business day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in immediately available funds to the order of ABN AMRO Financial Services, Inc., against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date.


     3. Representations, Warranties and Agreements.


     (a) Registered Offerings. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.


     (b) Offerings Pursuant to Offering Circular. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(12) of the Exchange Act (an "Exempted Securities Offering"), we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.


     (c) Offer and Sale to the Public. With respect to any Offering of Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to broker-dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance (if any) to broker-dealers. The offering price, selling concession and reallowance (if any) to broker-dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to broker-dealers (i) who are actually engaged in the investment banking or securities business, (ii) who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers. Inc. (the "NASD") and (iii) who, if they are foreign banks, broker-dealers or institutions not eligible for membership in the NASD, represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, broker-dealers and institutions set forth in Section 3(e) hereof.


     (d) Over-allotment; Stabilization; Unsold Allotments. We may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.


     (e) NASD. You represent and warrant that you are actually engaged in the investment banking or securities business. In addition, you further represent and warrant that you are either (i) a member in good standing of the NASD, (ii) a foreign bank, broker-dealer or institution not eligible for membership in the NASD which agrees not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any other sales to comply with the NASD's interpretation with respect to free riding and withholding, or (iii), solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "Bank"). You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.


     You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country and (3), in connection with an Exempted Securities Offering, if you are a Bank, you will also comply, as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules.

     You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1), (2) and (3) of the preceding paragraph will be applicable.

     (f) Relationship among Underwriters and Selected Dealers. We may buy Securities from or sell Securities to any Underwriter or Selected Dealer and the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Reallowance. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering
Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected
Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.


     (g) Blue Sky Laws. Upon application to us, we shall inform you as to any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

     (h) Compliance with Law. You agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.


     (i) You are aware that other than registering the Notes under the Securities Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes and you will obtain any consent, approval or permission required by you for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale. Neither the Company nor any other Agent shall have any responsibility for determining what compliance is necessary by you or for your obtaining such consents, approvals or permissions. You further agree that you will take no action that will impose any obligations on the Company or the other Agents. Subject as provided above, you shall, unless prohibited by applicable law, furnish to each person to whom you offer, sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or (unless delivery of the Prospectus is required by applicable law) inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes.

     (4) Indemnification. You agree to indemnify and hold harmless ABN AMRO Financial Services, Inc., the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) ABN AMRO Financial Services, Inc. or the issuer of the Securities, and their respective directors, officers, and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty, or agreement made by you herein.

     If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


     The indemnity agreements contained in this Section and the representations and warranties by you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iii) acceptance of and payment for any Securities.


     5. Termination, Supplements and Amendments. This Agreement may be terminated by Written Communication to the other affected party or parties. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.


     6. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified in Section 1 hereof, and the respective successors and assigns of each of them.


     7. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to, or your acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters, (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3(b) hereof.


                                Very truly yours,

                                ABN AMRO FINANCIAL SERVICES, INC.


                                By:
                                   ------------------------------
                                      Name:
                                      Title:


                                CONFIRMED:  ________ __, 2001


(NAME OF BROKER-DEALER)


By:
   ---------------------------------------------------------
      Name:
      Title:



Master Selected Dealer Agreement-2001